Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-151437, 333-172866, 333-183541, 333-209730 and 333-255801 on Form S-8 of our reports dated February 23, 2023, relating to the consolidated financial statements of LPL Financial Holdings Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of LPL Financial Holdings Inc. for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
San Diego, California
February 23, 2023